UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

Walter Investment Management Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

(Address of principal executive offices, including zip code)

(844) 714-8603

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, Walter Investment Management Corp. (the “Company”) entered into a commitment letter (the “Commitment Letter”) with Barclays Bank PLC (“Barclays”), pursuant to which, among other things, Barclays agreed to increase the financing available to the Company under that certain Amended and Restated Master Repurchase Agreement, dated as of May 22, 2017 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “RMS Facility”), among Reverse Mortgage Solutions, Inc., a wholly owned indirect subsidiary of the Company (“RMS”), as a seller, RMS REO BRC, LLC, a wholly owned subsidiary of RMS (“REO”), as a seller, and Barclays, as purchaser and agent.

On September 25, 2017, RMS and REO entered into Amendment No. 2 (the “Amendment”) to the RMS Facility with Barclays, and a related side letter amendment, pursuant to which the financing available to the Company under the RMS Facility was increased by $150,000,000, raising the committed portion of the RMS Facility from $300,000,000 to $450,000,000, and the termination date of the RMS Facility was extended to August 25, 2018, provided that, after May 21, 2018, the Maximum Aggregate Purchase Price will equal $150,000,000. Capitalized terms used herein that are not otherwise defined have the meanings ascribed to them in the RMS Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walter Investment Management Corp.

Date: September 28, 2017	By:	/s/ Gary L. Tillett
Gary L. Tillett, Executive Vice President and Chief Financial Officer